UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 8, 2010
K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey	0-9576	22-1759452

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Routes 55 & 553
P.O. Box 888
Pitman, New Jersey		08071-0888

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (856) 589-0500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 8, 2010, K-Tron International, Inc., a New Jersey corporation (“K-Tron”), Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), and Krusher Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of Hillenbrand (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into K-Tron, the separate corporate existence of Merger Sub shall cease and K-Tron shall be the surviving corporation of the merger (the “Merger”).
Upon the consummation of the Merger, (i) K-Tron will become a wholly owned subsidiary of Hillenbrand and (ii) each share of K-Tron common stock will be converted into the right to receive $150.00 in cash (as may be adjusted as described in the following paragraph, the “Merger Consideration”). In addition, options to acquire K-Tron common stock, stock appreciation rights for shares of K-Tron common stock, K-Tron restricted stock unit awards and shares of K-Tron unvested restricted stock, in each case that are outstanding immediately prior to the consummation of the Merger, will be converted into the right to receive cash based on the Merger Consideration and the formulas contained in the Merger Agreement.
In the event (i) the closing has not occurred by April 30, 2010 as a consequence of Hillenbrand’s inability to pay the Merger Consideration as of such date and (ii) K-Tron has satisfied all conditions to closing to be performed or satisfied by it as of such date, the per share Merger Consideration will be increased by $0.05 for each day from May 1, 2010 through the date of closing.
K-Tron, Hillenbrand and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that (i) K-Tron will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) subject to certain limited exceptions, that the Board of Directors of K-Tron will recommend adoption of the Merger Agreement by its shareholders and (iii) K-Tron will not solicit alternative business combination transactions and will respond to proposals regarding such alternative business combination transactions only in accordance with the terms of the Merger Agreement.
The consummation of the Merger is subject to (i) receipt of the affirmative vote of at least two-thirds of all votes cast at a special meeting of K-Tron shareholders to approve the Merger, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) other customary closing conditions.
The Merger Agreement contains certain termination rights for both Hillenbrand and K-Tron and further provides that, upon termination of the Merger Agreement under specified circumstances, K-Tron may be required to pay Hillenbrand a termination fee of $12 million. If the Merger Agreement is terminated by Hillenbrand due to K-Tron’s willful breach of the Merger Agreement at a time when a competing takeover proposal for K-Tron is pending, K-Tron will be required to pay Hillenbrand its documented reasonable out-of-pocket expenses incurred in connection with the transaction, up to a maximum amount of $10 million.
In connection with the Merger, on January 8, 2010, Hillenbrand entered into a voting agreement with Edward B. Cloues, II, the Chairman and Chief Executive Officer of K-Tron, and all other directors and executive officers of K-Tron, pursuant to which such individuals have agreed to vote their shares of K-Tron stock in favor of the Merger (the “Voting Agreement”). Collectively, the agreement with Mr. Cloues and the other directors and executive officers relates to approximately 10 percent of K-Tron’s outstanding shares of common stock. The Voting Agreement terminates upon the earliest of (a) the effective time of the Merger or (b) the termination of the Merger Agreement.
The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of which are attached, respectively, as Exhibit 2.1 and Exhibit 10.1 hereto, and are incorporated herein by reference.
The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about Hillenbrand, K-Tron or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries of the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s or K-Tron’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Hillenbrand or K-Tron or any of their respective subsidiaries or affiliates.
Item 3.03. Material Modification of Rights of Securityholders.
On January 8, 2010, in connection with the execution of the Merger Agreement, the Board of Directors of K-Tron approved an Amendment (the “Amendment”) to the Rights Agreement, dated October 16, 2001, between K-Tron and American Stock Transfer & Trust Company LLC, as rights agent (the “Rights Agreement”). The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Voting Agreement and the transactions contemplated thereby. In addition, the Amendment provides, among other things, that (i) neither Hillenbrand, Merger Sub nor any of their affiliates will become an “Acquiring Person” or a “Principal Party” (as such terms are defined in the Rights Agreement), (ii) a Stock Acquisition Date (as such term is defined in the Rights Agreement) shall not be deemed to have occurred and (iii) a Distribution Date (as such term is defined in the Rights Agreement) shall not be deemed to have occurred, in each case, as a result of the announcement of the Merger, the consummation of the transactions contemplated by the Merger Agreement, or the execution of the Merger Agreement, including without limitation, the entry into or performance of the Voting Agreement. The Amendment also provides that the “Expiration Date” (as such term is defined in the Rights Agreement) for exercise of the “Rights” (as such term is defined in the Rights Agreement) will be immediately prior to the effective time of the Merger if the Rights Agreement has not been otherwise terminated. The Amendment provides that the Rights Agreement shall automatically terminate immediately prior to the effective time of the Merger.
The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp., and K-Tron International, Inc.

4.1	Amendment to Rights Agreement, dated as of January 8, 2010, between K-Tron International, Inc. and American Stock Transfer & Trust Company LLC

10.1	Voting Agreement, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and certain shareholders of K-Tron International, Inc.
Additional Information
This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of K-Tron by Hillenbrand. In connection with the proposed acquisition, K-Tron intends to file a proxy statement with the Securities and Exchange Commission (SEC), and K-Tron and Hillenbrand intend to file other relevant materials with the SEC. Before making any voting decision with respect to the proposed acquisition, shareholders of K-Tron are urged to read all relevant documents filed with the SEC when they become available, including K-Tron’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of K-Tron stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of K-Tron.
Investors and security holders will be able to obtain the documents (when they are available) free of charge at the SEC’s web site, www.sec.gov. These documents (when they are available) can also be obtained by investors and shareholders free of charge from K-Tron upon written request to K-Tron International, Inc.; Attention: Investor Relations; Route 55 and 553; P.O. Box 888; Pitman, N.J. 08071, or by calling 856-589-0500. You may also read and copy any reports, statements and other information filed by K-Tron or Hillenbrand with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
K-Tron, Hillenbrand, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of K-Tron is available in its 2008 Annual Report on Form 10-K, filed with the SEC on March 13, 2009, and the proxy statement for K-Tron’s 2009 annual meeting of shareholders, filed with the SEC on April 6, 2009. Information about Hillenbrand’s directors and executive officers may be found in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.
By:	/s/ ROBERT E. WISNIEWSKI
Robert E. Wisniewski
Senior Vice President, Chief Financial Officer and Treasurer

Dated: January 12, 2010

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp., and K-Tron International, Inc.

4.1	Amendment to Rights Agreement, dated as of January 8, 2010, between K-Tron International, Inc. and American Stock Transfer & Trust Company LLC

10.1	Voting Agreement, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and certain shareholders of K-Tron International, Inc.